UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 10, 2014
Sigma-Aldrich Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-08135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3050 Spruce Street, St. Louis, Missouri 63103
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: (314) 771-5765
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2014, the Compensation Committee made a special grant of 10,820 stock options and 3,340 performance shares under the Company’s Long-Term Incentive Plan to Jan A. Bertsch, Executive Vice President and Chief Financial Officer. This grant was made in recognition of Ms. Bertsch’s critical role at the Company and her significant contributions to the Company during 2012 and 2013. The stock options vest in full on the third anniversary of the grant date and the performance shares vest in the form of Company common stock in two equal installments on the third and fourth anniversaries of the grant date, subject to the achievement of the specified performance criteria under the award.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: February 13, 2014	By:	/s/ George L. Miller
George L. Miller Senior Vice President, General Counsel and Secretary